GENIE BOTTLE LIMITED

NEW CAPITAL INVESTMENT ENTRANT SCHEME, TOP TALENT PASS SCHEME, AND QUALITY MIGRANT ADMISSION SCHEME SERVICES FRAMEWORK

This Services Framework ("Framework") is entered into on 15 December 2023, by and between Here Hear Company Limited ("Client") and Genie Bottle Limited ("Service Provider").

1. Scope of Services

The Service Provider shall provide immigration services related to the New Capital Investment Entrant Scheme, Top Talent Pass Scheme, and Quality Migrant Admission Scheme (collectively, "The Schemes") to the Client, as outlined below:

•Assisting with the preparation and submission of applications: The Service Provider shall prepare all necessary documentation, forms, and supporting materials required for the application processes of The Schemes, ensuring compliance with relevant regulations and requirements. This includes gathering required information from the Client and designated personnel.

•Liaising with relevant authorities: The Service Provider will act as the Client's representative in all communications with government authorities and other relevant entities, addressing any questions or issues that arise during the application process.

•Providing updates and progress reports: The Service Provider will regularly inform the Client about the status of each application, providing any relevant updates until the application process is complete.

•Additional services: The Service Provider may provide any other services related to The Schemes that both parties mutually agree upon. These additional services will be specified in a separate written agreement or amendment to this Framework.

2. Client Responsibilities

The Client shall be responsible for conducting initial eligibility assessments for the applicants of The Schemes. This includes:

•Reviewing the qualifications and backgrounds of potential applicants.

•Ensuring all necessary information and documentation are provided to the Service Provider in a timely manner.

•Cooperating fully with the Service Provider by providing any additional information or documentation required during the application process.

3. Confidentiality

The Service Provider agrees to maintain the strict confidentiality of all information related to the applicants and their applications. This includes:

•Ensuring that no information about the applicants or their applications is disclosed to any third party without the express written consent of the Client and applicants.

•Implementing appropriate security measures to protect the confidentiality of all data and information provided by the Client.

•Communicating directly with the Client in the event of any issues or concerns related to the confidentiality of the applicants' information.

4. Fees

The Client agrees to pay the Service Provider for the services rendered under this Framework. The payment terms are as follows:

•Payment shall be made in advance for the services to be provided.

•Payment is due upon the issuance of an invoice by the Service Provider or as mutually agreed upon by both parties.

•Any additional services provided by the Service Provider that are not covered by the initial payment shall be invoiced separately and paid by the Client upon receipt of the invoice.

5. Termination

This Framework may be terminated by either party under the following conditions:

•Written notice of termination must be provided at least one month in advance to the other party.

•Termination can be initiated for any reason, including but not limited to dissatisfaction with the services provided, changes in business needs, or other unforeseen circumstances.

•In the event of termination, the Service Provider shall be entitled to payment for any services rendered up to the date of termination.

6. Governing Law

This Framework shall be governed by and construed in accordance with the laws of Hong Kong (HK). Any disputes arising from or related to this Framework shall be resolved in accordance with the legal provisions of Hong Kong.

7. Service Limit

The services provided by the Service Provider under this Framework are limited to the services specified in clause 1. Any services providing beyond this limit will incur additional costs, which shall be agreed upon by both parties. The additional costs will be specified in a separate written agreement or amendment to this Framework.

IN WITNESS WHEREOF, the parties hereto have executed this Framework as of the date first above written.

Here Hear Company Limited

/s/ Here Hear Company Limited

Authorized Signatory

Genie Bottle Limited

/s/ Genie Bottle Limited

Authorized Signatory